Exhibit 99.1

Contacts:

Transcept Pharmaceuticals, Inc.

Leone Patterson

Vice President, Chief Financial Officer

(510) 215-3500

lpatterson@transcept.com

For Immediate Release:

September 13, 2013

Transcept Pharmaceuticals, Inc. Adopts Tax Benefit Preservation Plan

POINT RICHMOND, Calif. – Transcept Pharmaceuticals, Inc. (NASDAQ: TSPT) announced today that its Board of Directors has adopted a tax benefit preservation plan to help preserve the value of its net operating losses and other deferred tax benefits. As of December 31, 2012, Transcept had cumulative net operating loss carryforwards of approximately $78 million, which can be utilized in certain circumstances to offset future U.S. taxable income.

Adoption of the tax benefit preservation plan is among multiple actions the company is taking to ensure Transcept is positioned to achieve its strategic objectives. These actions also include continuing discussions with Purdue Pharma L.P., our U.S. marketing partner for Intermezzo, regarding strategies to maximize the performance and value of the product.

The tax benefit preservation plan was adopted to protect an important Transcept asset that may have meaningful value to all Transcept stockholders. The value of these tax benefits would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change would occur if stockholders that own (or are deemed to own) at least five percent or more of the outstanding Transcept common stock increased their cumulative ownership in Transcept by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The tax benefit preservation plan reduces the likelihood that changes in the Transcept investor base would limit future use of its tax benefits, which would significantly impair the value of the benefits to all stockholders. Transcept believes that no ownership change as defined in Section 382 has occurred as of the date of this press release.

The Board of Directors adopted the tax benefit preservation plan after considering, among other matters, the estimated value of the tax benefits, the potential for diminution upon an ownership change and the risk of an ownership change occurring.

As part of the plan, the Transcept Board of Directors declared a dividend of one preferred stock purchase right, which are referred to as “rights,” for each outstanding share of Transcept common stock. The dividend will be payable to holders of record as of the close of business on September 27, 2013. Any shares of Transcept common stock issued after the record date will be issued together with the rights.

The rights will be exercisable if a person or group, without the approval of the Transcept Board, acquires, or obtains the right to acquire, beneficial ownership of 4.99 percent or more of the Transcept common stock. The rights also will be exercisable if a person or group that already beneficially owns 4.99 percent or more of the Transcept common stock, without Board approval, acquires additional shares (other than as a result of a dividend or a stock split). Existing Transcept stockholders that, as of September 13, 2013, beneficially own in excess of 4.99 percent of the common stock will be “grandfathered in” at their current ownership level. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase Transcept common stock at a 50 percent discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.

Beneficial ownership of shares is calculated under the plan in accordance with the applicable rules of Section 382 of the Internal Revenue Code. The calculations are complex, and stockholders should contact Transcept if they have any questions regarding their ownership, the 4.99 percent trigger amount or any other matters related to the plan.

The Board of Directors has established procedures by which it will consider requests by stockholders to exempt certain acquisitions of Transcept common stock from the plan if the Board determines that doing so would not limit or impair the availability of the tax benefits or is otherwise in the best interests of Transcept.

The rights will expire on September 12, 2014, unless Transcept stockholders approve the plan prior to that date, in which case the rights will expire on September 12, 2016. The rights may also expire on an earlier date upon the occurrence of certain events, including a determination by the Board that the tax plan is no longer needed to preserve the tax benefits because of legislative changes or if the Board determines that the tax benefits have been fully used or are no longer available under Section 382 or that an ownership change would not materially impair or limit the tax benefits. The plan was not adopted as an anti-takeover measure and once the deferred tax assets have been fully used, the Board of Directors intends to terminate the plan. The rights may also be redeemed, exchanged or terminated prior to their expiration.

The distribution of the rights is not taxable to stockholders. The rights will initially trade together with Transcept common stock and the Transcept Board may terminate the plan or redeem the rights prior to the time the rights are triggered. Further details about the plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by Transcept.

Leerink Swann LLC is acting as financial advisor to Transcept with respect to the adoption of the tax benefit preservation plan.

About Transcept, Inc.

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience. Intermezzo® (zolpidem tartrate) sublingual tablet C-IV is the first FDA approved Transcept product. Purdue holds commercialization and development rights for Intermezzo in the United States. For further information about Transcept, please visit www.transcept.com. For information about Intermezzo, please visit www.MyIntermezzo.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the following: the potential value of Transcept’s net operating loss carryforwards and the ability of the net operating loss carryforwards to be utilized; our expectations regarding Intermezzo’s commercial potential; and Purdue’s plans to commercialize Intermezzo, including our discussions with Purdue regarding strategies to maximize the performance and value of Intermezzo;. Transcept may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including the following: achieving acceptance of Intermezzo by physicians, patients and third party payors; our dependence on our collaboration with Purdue; supplying sufficient quantities of Intermezzo from third party manufacturers and suppliers to meet anticipated market demand; the impact of competitive products and the market for Intermezzo generally; obtaining, maintaining and protecting regulatory exclusivity and intellectual property protection for Intermezzo; and the ability of Transcept to obtain additional funding, if needed, to support its business activities. These and other risks are described in greater detail in the “Risk Factors” section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements, except as required by law.